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                                                                     Exhibit 4.5

     NEITHER THIS WARRANT FOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (ii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

Warrant No.                STOCK PURCHASE WARRANT          No. of Shares 17,700
           ---                                                           ------

                 To Subscribe for and Purchase Common Stock of
                             CONNECTED CORPORATION

     THIS CERTIFIES that, for value received, Sandpiper Software Consulting, LLC (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from CONNECTED CORPORATION, a Delaware corporation (hereinafter called the "Company"), at the price hereinafter set forth in Section 2, up to Seventeen Thousand Seven Hundred (17,700) fully paid and non-assessable shares (the "Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock").

     Andrew Swart ("Swart") and David Farber ("Farber"), principal owners of the Holder, and the Company have as of the date of this Warrant entered into Non-Competition Agreements (the "Non-Competition Agreements") under which such persons have agreed, among other things, not to compete with the Company, all as described in such Agreement.

     This Warrant is being issued as consideration for Swart and Farber's entering into the Non-Competition Agreements, and the Company has, at the request of Swart and Farber, issued this Warrant to Sandpiper.

     1. DEFINITIONS. As used herein the following term shall have the following meaning: "Act" means the Securities Act of 1933, as amended, or a successor statute thereto and the rules and regulations of the Securities and Exchange Commission issued under that Act, as they each may, from time to time, be in effect.

     2. PURCHASE RIGHTS. Subject to this Section 2, the purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part, in thirty six (36) equal monthly installments, commencing on the date hereof, provided that the first six (6) monthly installments will not be exercisable until six (6) months after the date hereof.

     Subject to this Section 2, this Warrant may be exercised for Shares at a price of forty cents ($0.40) per share, subject to adjustment as provided in
Section 6 (the "Warrant Purchase Price").


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     Subject to the terms hereof, the purchase rights represented by this
Warrant shall expire on June 12, 2001.

     If the Board of Directors determines in the good faith and reasonable exercise of its judgment and notifies the Holder that there has been a breach of the Non-Competition Agreement or that the Non-Competition Agreement has been held to be unenforceable by a court of competent jurisdiction, then the Holder shall have the right, for the 90 day period following the date of notice of breach or unenforceability, to exercise this Warrant as to all shares with respect to which the Holder could exercise this Warrant on the date of such notice. Following the expiration of such 90 day period, the Holder shall have no further rights hereunder.

     The Holder shall not, during the term of the Non-Competition Agreement, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise ("transfer"), any of the purchase rights represented by this Warrant Agreement, or any interest therein. If any transfer of the purchase rights represented by this Warrant is made or attempted contrary to the provisions of this Agreement, the purchase rights represented by this Warrant shall simultaneously terminate without further action on the part of the Company, the Holder or any transferee, and neither the Holder nor any transferee shall have any further rights hereunder. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law).

     This Warrant shall terminate, and no rights hereunder may be exercised, after the expiration of the applicable exercise period.

     1. EXERCISE OF WARRANT. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time (but not more than two times during any 12 month period), by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

     2. SHARES TO BE ISSUED; RESERVATION OF SHARES. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

     5. NO FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by


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the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.

     6. ADJUSTMENTS OF WARRANT PURCHASE PRICE AND NUMBER OF SHARES. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to shares covered by the unexercised portion of this Warrant.

     7. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise of this Warrant and the payment for the Shares so purchased. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

     8. SALE OR TRANSFER OF THE WARRANT AND THE SHARES: LEGEND. The Warrant and the Shares underlying the Warrant shall not be sold or transferred unless either
(i) they first shall have been registered under the Act and applicable State Securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act and applicable State Securities laws. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form:

     "The shares represented by this certificate have no been registered under the Securities Act of 1933, as amended or state securities laws and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act and such laws or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     Such Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

     9.  RESERVED.

     10. RESERVED.

     11. MODIFICATIONS AND WAIVERS. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.


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     12.  NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company or in the case of the Company, at the address indicated therefor on the signature page of this Warrant, or, if different, at the principal office of the Company.

     13. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     14. REPRESENTATIONS AND WARRANTIES OF HOLDER. By accepting this Warrant, the Holder represents and warrants that he, she or it is acquiring this Warrant and the Shares for his, her or its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that he, she or it (a) is experienced in the evaluation of businesses similar to the Company, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (c) has the ability to bear the economic risks of an investment in the Company, (d) has been furnished with or has had access to such information as he/she has requested, and (e) has been afforded the opportunity to ask questions of and to receive answers from the officers of the Company and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Company.

     15. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     16. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts, other than the choice of law provisions thereof.

     IN WITNESS WHEREOF, CONNECTED CORPORATION has caused this Warrant to be executed under seal by its officer thereunto duly authorized.

ORIGINAL ISSUANCE DATE: AS OF June 12, 1996


                                             CONNECTED CORPORATION

CORPORATE                                    /s/ David A. Cane
SEAL                                         ---------------------------------
                                             By: David A. Cane, President
                                             Address: 63 Fountain Street
                                             Framingham, MA 01701


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                                   EXHIBIT A

                               NOTICE OF EXERCISE

     To:  CONNECTED CORPORATION

     1. The undersigned hereby elected to purchase ----------- shares of Common Stock of CONNECTED CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (1) they first shall have been registered under the Securities Act of 1933, as amended, and applicable State Securities laws or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from applicable registration requirements.

     4. The undersigned acknowledges that the shares issuable to the undersigned pursuant to this Notice of Exercise are subject to restrictions on transfer, all as provided in the attached Warrant.

     5. In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares.



                                        ----------------------------------------
                                        (Name)

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                                        (Address)

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                                        (Signature)

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                                        (Date)


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